Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR BARRICK (PD) AUSTRALIA FINANCE PTY LTD

(ACN 139 909 934)

4.950% NOTES DUE 2020

5.950% NOTES DUE 2039

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Barrick (PD) Australia Finance Pty Ltd (ACN 139 909 934) (the “Company”) made pursuant to the Prospectus, dated                     , 2009 (the “Prospectus”), if certificates for outstanding 4.950% Notes due 2020 or outstanding 5.950% Notes due 2039 (except those which have been deposited with a custodian for, and registered in the name of, The Depository Trust Company (“DTC”)) (the “Initial Notes”) of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Mellon, as exchange agent (the “Exchange Agent”) prior to midnight, New York City time, on the Expiration Date of the Exchange Offer.

Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Initial Notes (the “Letter of Transmittal”) must also be received by the Exchange Agent prior to midnight, New York City time, on the Expiration Date. Any Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Where the Expiration Date has been extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

DELIVERY TO: The Bank of New York Mellon, EXCHANGE AGENT

BY HAND, MAIL OR

OVERNIGHT

COURIER:

The Bank of New York

Corporate Trust Operations Reorganization Unit

101 Barclay Street – 7 East

New York, New York 10286

Attn:

FOR INFORMATION CALL:	BY FACSIMILE (for Eligible Institutions Only):	CONFIRM BY TELEPHONE:

Attn:

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in “Exchange Offer - Terms of the Exchange Offer - Guaranteed Delivery Procedures” section of the Prospectus.

PLEASE SIGN AND COMPLETE

Principal Amount of Initial Notes Tendered (must be in denominations of principal amount of $2,000 and any integral multiple of $1,000):*	Name(s) of Registered Holder(s):

Certificate Numbers of Initial Notes (if available):	Address including zip code:

If Initial Notes will be delivered by book entry transfer at The Depository Trust Company, insert Account No.:	Telephone Number including Area Code:

Signature(s) of Registered Owner(s) or Authorized Signatory:

Date:

This Notice of Guaranteed Delivery must be signed by the Holder(s) of Initial Notes exactly as its (their) name(s) appear on certificates for Initial Notes or a security position listing as the owner of Initial Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es):

Name(s):

Capacity:
Address(es):

Do not send Initial Notes with this form. Initial Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent’s account at DTC pursuant to the procedures set forth in “Exchange Offer - Terms of the Exchange Offer - Guaranteed Delivery Procedures” section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm

Address

Zip Code

Area Code and Tel. No.

Authorized Signature

Title

Name: (Please Type or Print)

Dated:

3

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.

Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to midnight, New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2.

Signatures of this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Initial Notes referred to herein, the signature must correspond with the name(s) written on the face of the Initial Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Initial Notes, the signature must correspond with the name shown on the security position listing as the owner of the Initial Notes. If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Initial Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Initial Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3.

Requests for assistance or additional copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified on the first page hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

4